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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  1)
  Registration Statement (Form S-3 No. 333-212382) of Catabasis Pharmaceuticals, Inc.,

  2)
  Registration Statement (Form S-8 Nos. 333-206394, 333-210229, 333-216793, 333-223721, 333-229643) pertaining to the equity incentive plans of Catabasis Pharmaceuticals, Inc.,

of our report dated March 14, 2019, with respect to the consolidated financial statements of Catabasis Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Catabasis Pharmaceuticals, Inc. for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 14, 2019

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm